UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2017, the Compensation Committee of the Board of Directors of Sears Holdings Corporation (the “Company”) approved changes to the compensation of Sean Skelley, the Company’s President, Home Services. In connection with such changes, Mr. Skelley entered into a letter agreement and Special Incentive Award Agreement with the Company (collectively, the “Agreement”). The Agreement amends the prior letter agreement entered into between Mr. Skelley and the Company dated as of September 24, 2015 and provides that Mr. Skelley will be eligible to receive a $125,000 bonus if he is employed by the Company on August 31, 2017, an additional $125,000 bonus if he is employed by the Company on February 3, 2018 and an additional $250,000 bonus if he is employed by the Company on February 2, 2019, in each case subject to the terms of the Agreement, with such bonuses to be credited against any fiscal 2017 or fiscal 2018, respectively, annual incentive bonuses that would be paid to Mr. Skelley. In exchange for these additional bonus opportunities, the Agreement also terminates Mr. Skelley’s Executive Severance Agreement, but the Agreement contains customary non-disclosure, non-solicitation and non-competition restrictions contained in the Company’s form executive severance agreement. If Mr. Skelley is involuntarily terminated by the Company, other than for cause (as defined in the Agreement), he will receive a pro-rata portion of the applicable bonus for the period in which the termination date occurs. If either Mr. Skelley’s employment is terminated by the Company for cause (as defined in the Agreement) or Mr. Skelley voluntarily terminates his employment for any reason, then Mr. Skelley will forfeit any amounts not yet payable to him under the Agreement. Mr. Skelley also will be eligible to receive a bonus upon the completion of any material externalization effort of the Company’s Home Services business, with the amount of the bonus to be determined by the Compensation Committee in its sole and absolute discretion. No other changes were made to Mr. Skelley’s current compensation arrangements.

Additionally, as part of the Company’s previously announced initiatives to simplify its organizational structure, effective as of June 15, 2017, Stephan H. Zoll will depart from his position as President, Online of the Company. Mr. Zoll is entitled to certain benefits and is subject to certain restrictions under the terms of his existing agreements with the Company, as further described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Date: June 13, 2017	By:	/s/ Robert A. Riecker

Robert A. Riecker Chief Financial Officer